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                                                                   EXHIBIT 10.35


                               DISCOVERWORKS(TM)
                    DRUG DISCOVERY COLLABORATION AGREEMENT


THIS DISCOVERWORKS(TM) DRUG DISCOVERY COLLABORATION AGREEMENT is made as of July 7, 2000 by and between 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at Eagleview Corporate Center, 665 Stockton Drive, Suite 104, Exton, PA 19341 ("3DP"), and Bristol-Myers Squibb Company, a Delaware corporation having its principal place of business at Route 206 & Province Line Road, P.O. Box 4000, Princeton, New Jersey 08543 ("BMS"). 3DP and BMS may be referred to herein as a "Party" or, collectively, as the "Parties."

WHEREAS, 3DP is engaged in discovery research for a variety of biologically-active compounds and the development of technologies to facilitate such research, and 3DP has developed and is patenting systems for identifying and generating chemical compounds having desired pharmaceutical properties;

WHEREAS, BMS is a major pharmaceutical company engaged in research, development and commercialization of biologically-active compounds for the treatment of human diseases;

WHEREAS, 3DP and BMS desire to enter into a research and development collaboration to identify Initial Hits, Improved Hits, Program Lead Compounds and Pre-Clinical Lead Compounds (as such terms are defined herein) active against selected targets, and suitable, if required, for medicinal chemistry optimization, that may be developed and commercialized by BMS;

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

     1.1 "Active Compound" means a Program Lead Compound or a Pre-Clinical Lead Compound identified in the course of the Research Program, or a compound further optimized from such a Program Lead Compound or a Pre-Clinical Lead Compound.

     1.2 "Affiliate" means, with respect to either Party, any corporation or other business entity, which controls, is controlled by, or is under common control with such Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity (or alternatively, if it owns the maximum such ownership interest permitted by law), or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          or appoint at least fifty percent (50%) of the members of the governing body of the corporation or other entity.

     1.3 "Agreement" means this DiscoverWorks(TM) Drug Discovery Collaboration Agreement, including its Exhibits, as may be amended from time to time.

     1.4 "Back-up Compound" means a compound identified in the course of the Research Program which has activity against a Target in a Target Field, that is intended to be reserved as a back-up for an Active Compound or Licensed Product having activity against the same Target in the same Target Field, and is not intended to be developed or commercialized unless development and/or commercialization of such Active Compound or Licensed Product is terminated.

     1.5 "BMS" means Bristol-Myers Squibb Company, as identified above, and is understood to include its Affiliates, when appropriate.

     1.6 "Chemical Optimization" means the design, synthesis and identification of Improved Hits, Program Lead Compounds and Pre-Clinical Lead Compounds using DiscoverWorks Technology and other technologies selected by the JSMC.

     1.7 "Combination Product" means a Licensed Product that includes one or more active ingredients other than an Active Compound.

     1.8 "Confidential Information" means all technical and/or commercial information that has or could have value or utility in a Party's business, or the unauthorized disclosure of which could be detrimental to the Party's interests, including information, inventions, Know-how, data and materials relating to the Research Program or to the Licensed Products, and shall include, without limitation, research, technical, clinical development, manufacturing, marketing, financial, personnel and other business information and plans, whether in oral, written, graphic or electronic form, except to the extent that it can be established by the Receiving Party (as defined in Section 7.1) that such Confidential Information: (a) was already known to the Receiving Party, other than under an obligation of confidentiality from the Disclosing Party (as defined in Section 7.1); (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was subsequently lawfully disclosed to the Receiving Party by a Third Party; (e) can be shown by written records to have been independently developed by or for the Receiving Party without reference to the Confidential Information received from the Disclosing Party and without breach of any of the provisions of this Agreement; or (f) is information that the Disclosing Party has specifically agreed in writing that the Receiving Party may disclose.


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     1.9 "Contract Year" means a twelve (12)-month period beginning upon the Effective Date or an anniversary thereof.

     1.10 "DirectedDiversity(R) Technology" means the descriptions, figures and claims of: (a) the Patent Rights identified in EXHIBIT A, and (b) associated proprietary 3DP Know-how used to identify potential therapeutic compounds.

     1.11 "DiscoverWorks Technology" means DirectedDiversity(R) Technology and ThermoFluor(R) Technology."

     1.12 "ECN" or "Early Candidate Nomination" means documentation within which an Active Compound is nominated for clinical development by BMS pursuant to technical criteria established by the JMSC upon selection of the Target against which such a compound is active, or as soon thereafter as practical, and pursuant to the then-applicable internal policies and procedures of BMS.

     1.13 "Effective Date" means the later of: (a) the date of this Agreement as set forth above; or (b) the date on which all of the following documents between the Parties have been executed: this Agreement, the GPCR License and User Agreement, the DiscoverWorks(TM) Nonexclusive License and Purchase Agreement, and the PERT Internal Use License and Option Agreement.

     1.14 "Extended Research Term" means a period of time, mutually agreed upon by the Parties, following conclusion of the Research Term (as defined below), or of an earlier Extended Research Term, during which the Research Program is conducted.

     1.15 "Field" means the research, development and commercialization of chemical compounds for use in therapeutic and diagnostic products, except for use in the treatment or cure of [**].

     1.16 "First Commercial Sale" means, with respect to a given Licensed Product, the first sale for use or consumption by the public of such Licensed Product in a country after all required approvals, including marketing and pricing approvals, have been granted by the applicable governmental drug regulatory agency of such country. "First Commercial Sale" shall not include the sale of any Licensed Product for use in clinical trials or for compassionate use prior to the grant of an NDA.

     1.17 "Focused Library" means a library of compounds selected from the 3DP Synthetically Accessible Library and synthesized by 3DP using DirectedDiversity(R) Technology.

     1.18 "FTE" means a full time equivalent scientific employee (i.e., one full-time or multiple part-time employees aggregating to one full-time employee) employed by 3DP and assigned to work on the Research Program (or on development of ThermoFluor(R) II Instruments under the License Agreement, where applicable) with such time and effort to constitute one employee working on

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

           the Research Program (or under the License Agreement, where applicable) on a full-time basis consistent with normal business and scientific practice (at least forty (40) hours per week of dedicated effort; on an annual basis, at least forty (40) hours per week of dedicated effort for at least forty-eight (48) weeks per year). In no event, does an FTE include a subcontractor.

     1.19 "Improved Hit" means a compound resulting from the Chemical Optimization of an Initial Hit that demonstrates improved pharmacological and/or physical properties compared to those of the corresponding Initial Hit, as determined and agreed upon by the JSMC.

     1.20 "IND" means an application to be filed with the applicable regulatory authority in a Major Country before the commencement of clinical trials. In the U.S., IND means an Investigational New Drug Application, or its equivalent, in the Food and Drug Administration or successor agency.

     1.21 "Initial Hit" means a compound in the 3DP Probe Library that [**], as measured using ThermoFluor(R) Technology.

     1.22 "Joint Steering and Management Committee" or "JSMC" shall have the meaning and roles ascribed to it in Article 4.

     1.23  "JRT" shall have the meaning ascribed to such term in Section 3.3.

     1.24 "Know-how" means unpatented technical and other information which is not in the public domain, including information comprising or relating to concepts, discoveries, inventions, data, designs, formulae, ideas, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development) processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports or summaries and information contained in submissions to, and information from, ethical committees and regulatory authorities.

     1.25 "License Agreement" means the DiscoverWorks Nonexclusive License and Purchase Agreement entered into by the Parties and dated of even date herewith.

     1.26 "Licensed Product" means any commercial product containing an Active Compound as an active ingredient.

     1.27 "Major Country" means the United States, Japan, the United Kingdom, France, Germany, Italy or Spain.

     1.28 "NDA" means an application for the final approval required for authorization for marketing of a Licensed Product in a Major Country (including applicable regulatory, marketing and pricing

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         approval), in accordance with the applicable laws and regulations of a given country. In the U.S., NDA means a New Drug Application, or its equivalent, in the Food and Drug Administration or successor agency.

   1.29 "Net Sales" means the aggregate gross invoiced price of Licensed Product sold in the Territory by BMS, its Affiliates and any licensees or sublicensees, to an independent Third Party, including but not limited to distributors, in bona fide, arms-length transactions, after deduction of the following items (to the extent actually incurred): (i) customary trade, quantity and cash discounts, wholesaler-charge backs, or rebates (including rebates to governmental agencies and government-mandated and managed healthcare negotiated rebates); (ii) customary credits or allowances for rejection or return of previously sold Licensed Products; (iii) any direct tax, duties, tariffs, surcharges or government charge (other than an income tax) levied on the sale, importation, exportation, transportation or delivery of a Licensed Product and borne by the seller thereof; (iv) retroactive price reductions; and (v) any charge for freight, insurance or other transportation charges, if separately stated. Such amounts shall be determined from the books and records of BMS, its Affiliates and any licensees or sublicensees, as the case may be, which books are maintained in accordance with the generally accepted accounting principles, consistently applied. Any sales for resale of Licensed Products by BMS, its Affiliates or any licensees or sublicensees to another Affiliate, licensee or sublicensee of BMS shall not result in any Net Sales. In such case, Net Sales shall occur upon such other Affiliate's, licensee's or sublicensee's sale of such Licensed Product to an independent Third Party. Further, the disposition of Licensed Products for, or the use of Licensed Products in, pre-clinical or clinical trials, seeding or other market-focused trials or free samples shall not result in any Net Sales.

         In the event that all the active ingredients of a Combination Product are also sold separately and in identical strengths to those contained in the Combination Product, then Net Sales shall be calculated as set forth above on the basis of the gross invoice price of a Licensed Product containing the same weight of Active Compound sold independently [ A ] divided by the sum of the gross invoice price of each of the active ingredients contained in the Combination Product sold independently [ B + A ], multiplied by the gross invoice price of the Combination Product, as shown by the following formula:

         Net Sales = [ A ]__ x [gross invoice price of the Combination Product]
                    ---------
                    [ B + A ]

         In the event that the Active Compound and/or any of the other active ingredients of a Combination Product are not sold separately in identical strengths to those contained in the Combination Product, then the Parties agree to negotiate in good faith the calculation of Net Sales with regard to such Combination Product based upon the relative value of the active ingredients as determined by the Parties hereto in good faith.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     1.30 "Patent Rights" means all U. S. patent applications or issued patents, including, but not limited to, provisionals, divisionals, continuations, continuations-in-part, reissues, reexaminations, and extensions derived therefrom, such as patent term restorations, supplementary protection certificates, etc., as well as all foreign patents (including PCTs) and foreign patent counterparts to the foregoing.

     1.31 "Pre-Clinical Lead Compound" means a further-optimized Program Lead Compound that is the subject of any ECN and that the JSMC determines possesses the pharmacological, toxicological, pharmacokinetic and pharmaceutical properties from preliminary studies that are indicative of a high probability for successful development, and that the JSMC recommends for evaluation as a potential clinical candidate. Pre-Clinical Lead Compounds will meet specific program objectives as determined and defined by the JSMC.

     1.32 "Program Lead Compound" means a compound that meets Target-specific criteria, as determined by the JSMC, indicating that the compound is suitable for optimization and has a high potential to lead to the identification of a Pre-Clinical Lead Compound.

     1.33 "Research Plan" means the detailed description of the research and development activities of the Parties for particular Targets in the performance of the Research Program, including an allocation of FTEs to be used for various tasks and a timeline for such tasks. A draft of the Research Plan is attached hereto as EXHIBIT C. The JSMC shall finalize the Research Plan for the first Contract Year within 30 days after the Effective Date. Thereafter, the Research Plan shall be updated by the JSMC in writing as changes are made to the Research Program on at least an annual basis.

     1.34 "Research Program" means the collaborative discovery and optimization activities of the Parties, as described in Article 2, that are intended to lead to the discovery of Initial Hits, Improved Hits, Program Lead Compounds and Pre-Clinical Lead Compounds.

     1.35 "Research Program Know-how" means Know-how conceived or developed during the conduct of the Research Program and relates to Improved Hits, Program Lead Compounds, Pre-Clinical Lead Compounds and/or Licensed Products.

     1.36 "Research Program Patent Rights" means those Patent Rights that claim discoveries or inventions that are conceived in the course of the Research Program and reduced to practice during either the term of the Research Program or a period of one-year following the termination of the Research Program, regardless of their ownership.

     1.37 "Research Term" means the period, from the Effective Date through the third anniversary thereof, during which the Research Program is conducted.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     1.38 "Stage I" means the research activities undertaken by the Parties pursuant to Article 2 as part of the Research Program.

     1.39 "Stage II" means the research activities undertaken by the Parties pursuant to Article 2 as part of the Research Program.

     1.40 "Stage III" means the research activities undertaken by the Parties pursuant to Article 2 as part of the Research Program.

     1.41 "Synthetically Accessible Library" means 3DP's virtual compound library from which 3DP Probe Libraries have been selected, and from which Focused Libraries will be selected.

     1.42 "Target" means a protein against which Initial Hits, Improved Hits, Program Lead Compounds and Pre-Clinical Lead Compounds are to be developed. Until March 7, 2003, Target shall not include the use of any proteins to discover or develop a drug that exerts a therapeutic effect in Hepatitis C infection, and no more than three Targets in total may involve antiviral Targets.

     1.43 "Target Field" with respect to each Target means the disease state(s) that are a focus of a collaborative research effort by the Parties pursuant to the Research Program with the objective of identifying compounds with potential diagnostic and/or therapeutic utility for the treatment/management of said disease state(s), as determined by the JSMC pursuant to Section 2.1. For example, a program focused on the discovery of a novel thrombin inhibitor would be within the Target Field of anticoagulants. Therefore, other protease inhibitors that are not anticoagulants would be outside the Target Field. For purposes of this definition, anti-infectives shall be considered a single Target Field.

     1.44  "Territory" means the entire world.

     1.45 "ThermoFluor(R) Technology" means (a) the Patent Rights identified in EXHIBIT B, and (b) associated proprietary 3DP Know-how used to evaluate ligand-binding parameters.

     1.46 "Third Party" means an individual, corporation or other entity other than a Party or any of its Affiliates.

     1.47 "3DP Probe Library" means 3DP's collection of approximately [**] small molecule chemical compounds that have been synthesized by 3DP for the purpose of screening new Targets and against which Targets are screened to identify Initial Hits.

     1.48 "Valid Claim" means a claim of a Patent Right that has not lapsed or become abandoned or been declared invalid or unenforceable by a court or agency of competent jurisdiction from which no appeal can be or has been taken.


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   ARTICLE 2

                               RESEARCH PROGRAM

     STAGE I -- INITIAL SCREENING AND CHEMICAL OPTIMIZATION


     2.1 Supply of Targets. BMS shall supply 3DP with [**] Targets during each Contract Year. The actual number of Targets to be provided to 3DP under this Section shall be determined by the JSMC in connection with preparation of the Research Plan for such Contract Year. Such Targets shall be supplied in the form of [**]. During the [**] Contract Year of the Research Program all Targets must be derived from [**]. After the [**] Contract Year, Targets may be derived from any organism; however, any Targets may be disapproved by 3DP solely in order to avoid potential conflicts with respect to prior contractual obligations and current internal 3DP programs. In connection with the selection and approval of Targets to be included as part of the Research Program, the JSMC shall determine the Target Field relating to such Target.

     2.2 Initial Screening and Initial Hits. Depending on the nature and source of each Target, 3DP shall screen the Target against a screening library, created from the 3DP Probe Library, totaling no more than [**] compounds per Target that are selected by [**] to identify Initial Hits. The JSMC may ask 3DP to screen [**] from the 3DP Probe Library [**]. This additional screening, if any, shall be subject to the overall disposition of Research Program FTE resources as determined by the JSMC, and 3DP's screening capacity available to the Research Program.

     2.3 Initial Chemical Optimization. At the request of the JSMC, 3DP will initially undertake [**] Chemical Optimization of Initial Hits for any Target, synthesizing Focused Libraries containing up to [**] to be screened against the Target, in order to identify Improved Hits. 3DP will undertake additional rounds of Chemical Optimization of Initial Hits, as requested by the JSMC, following the first [**] Chemical Optimization, subject to the number of FTE's available under the Research Program and 3DP's capacity available to the Research Program. The precise number of such compounds in any such Focused Libraries, the number of rounds of Chemical Optimization and the extent of any additional screening of the 3DP Probe Libraries as described above in each Contract Year will be determined by the JSMC, taking into consideration the total number of Targets selected and approved by the JSMC for evaluation in Stage I of the Research Program.

     2.4 Site of Stage I Activities. All Research Program activities to be conducted in Stage I of the Research Program shall be performed at 3DP.

     2.5 Additional Targets and Extended Term for Research Program. An increase in the number of Targets being screened by 3DP beyond [**] at any given time during the Research Program, or an extension of the Research Program beyond the initial three-year term may be requested by BMS. In the case of such additional Targets, where possible, the JSMC shall agree upon a reallocation of FTEs to be used under the Research Program. Otherwise, or in the case of an


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          extension of the Research Term (as hereinafter defined), the Parties shall negotiate in good faith for sixty (60) days to reach agreement on a fair and equitable increase in the compensation to 3DP for such additional Targets or extended Research Term.

     STAGE II - PROGRAM LEAD COMPOUND IDENTIFICATION

     2.6 Commencement of Stage II. Stage II shall commence upon the achievement of a level of success in Stage I of the Research Program to be determined by the JSMC.

     2.7 Selection of Hits for Continued Optimization. The JSMC shall select some or all of the Improved Hits on a Target-by-Target basis for further rounds of Chemical Optimization in this Stage II of the Research Program. Such Chemical Optimization may utilize, by mutual agreement, DirectedDiversity(R) Technology and ThermoFluor(R) Technology, or a suitable biochemical or biological high throughput screen. Any portion of such optimization may be undertaken by either 3DP or BMS, as determined by the JSMC.

     2.8 No Grant of License to DiscoverWorks Technology. Notwithstanding any provision to the contrary in this Agreement, no license to any portion of the DiscoverWorks Technology, including any related Know-how, is hereby granted by 3DP to BMS under this Agreement or otherwise, except as specifically provided for under the License Agreement.

     2.9 Site of Stage II Activities. The JSMC shall determine the site of Stage II activities.

     2.10 Continued Optimization at 3DP. If Stage II is conducted on any Initial Hit or Improved Hit at 3DP, 3DP will perform iterative rounds of Chemical Optimization, subject to the number of FTE's available under the Research Program and 3DP's capacity available to the Research Program and as otherwise directed by the JSMC, until:

          2.10.1  a Program Lead Compound is identified; or

          2.10.2 a maximum of [**] total rounds of Chemical Optimization are performed (including the rounds of initial Chemical Optimization in Stage I of the Research Program); or

          2.10.3 a maximum of [**] novel compounds contained in Focused Libraries are synthesized and screened using ThermoFluor(R) Technology or another high throughput screen in Stage II of the Research Program from the Synthetically Accessible Library.

     STAGE III - PRE-CLINICAL LEAD COMPOUND IDENTIFICATION

     2.11 Development by 3DP of Pre-Clinical Lead Compounds. For at least two Targets screened during the Research Term, BMS agrees that a Program Lead Compound may be further


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          optimized by 3DP to produce a Pre-Clinical Lead Compound(s), to specifications and on a project timetable to be reasonably agreed upon by both 3DP and BMS. [**] of such Targets may be selected by 3DP for review and approval by the JSMC. Additional Targets shall be selected by BMS for review and approval by the JSMC. For such Program Lead Compounds to be further developed by 3DP, 3DP will be responsible for selection and synthesis of compounds or libraries, and BMS will be responsible for associated biological testing.


     2.12 BMS Support for Pre-Clinical Lead Compounds. BMS shall provide additional FTE support on a per Target basis, as determined by BMS, or the FTE's currently being supported by BMS at that time shall be reallocated, as determined by the JSMC, in order to allow for execution of appropriate work by 3DP for Stage III activities. The technical composition of this FTE team shall be determined by the JSMC, consistent with 3DP's FTE allocation to the Research Program.

                                   ARTICLE 3

                       RESEARCH AND DEVELOPMENT EFFORTS

     3.1 Research Efforts. Each Party shall use good faith commercially reasonable efforts to perform its responsibilities under this Agreement. As used herein, the term "commercially reasonable efforts" will mean efforts consistent with such Party's prudent scientific and business judgment in accordance with its internal practices as applied to other programs of similar scientific and commercial potential.

     3.2 Allocation and Support of FTEs. Throughout the term of the Research Program, including any extensions thereof, 3DP shall assign the number of FTE qualified scientists specified in the Research Plan to perform the work set forth in the Research Plan and BMS will provide funding to 3DP as set forth below during the term of the Research Program to support qualified FTEs at 3DP. Both Parties acknowledge and agree that, during the initial three-year term of the Research Program or such shorter period as provided in the License Agreement, [**] of the FTEs to be supported by BMS pursuant to Section 5.2 shall be designated by the JSMC to [**] which are being licensed by 3DP to BMS pursuant to the License Agreement. Other than the research funding provided by BMS to 3DP under Article 5, and except as otherwise specifically agreed in writing by 3DP and BMS, each Party shall be responsible for all costs and expenses it incurs in its performance of the Research Program.

     3.3 Disclosure of Results; Reports. The JSMC will provide quarterly written reports to the Parties presenting a meaningful summary of the work performed on the Research Program. In addition, on reasonable request by BMS, 3DP will make presentations of its activities under this Agreement to inform BMS of the details of the work done under this Agreement. Know-how and other information regarding the Research Program disclosed by one Party to the other Party pursuant hereto may be used only in accordance with the rights granted under this Agreement. Within thirty (30) days following the end of each calendar quarter, the Parties shall each exchange and provide to the JSMC a written report summarizing in reasonable detail the work performed by it under the Research Program during the preceding calendar quarter. The JSMC shall direct the formation of a Joint Research Team ("JRT") with equal membership from 3DP and BMS. The JRT shall be responsible for the day-to-day scientific direction of the Research


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          Program. The JRT shall meet at least monthly and shall establish appropriate electronic communication links for data transfer and team discussions. The JRT shall submit monthly reports to the JSMC.

     3.4 Insurance. Prior to the performance of any services under this Agreement by 3DP, 3DP, at its own cost and expense, shall provide and maintain insurance as described below with insurers rated A-, Class X or better by A.M. Best Company: Commercial General Liability insurance on an occurrence basis with a minimum limit for bodily injury, property damage and personal injury of $2,000,000 per occurrence and an aggregate amount of $5,000,000. Prior to the performance of any services under this Agreement by 3DP, 3DP shall deliver to BMS certificates of insurance evidencing the above coverage. BMS shall maintain appropriate insurance with respect to its activities hereunder, in amounts customary in the pharmaceutical industry.

     3.5 Continuing Report Responsibility. For each compound identified as [**] for as long as such compound remains in one of these categories under the control of BMS or an Affiliate or sublicensee thereof, and for so long as it is subject to the provisions of Section 5.6, Section 5.7 or
          Section 5.8, BMS shall, on a quarterly basis, provide a summary report of its activities, and/or those of its Affiliates and sublicensees, toward the development, use and/or commercialization of such compound. If appropriate, BMS shall also report that [**] under the Research Program, and subject to the provisions of this Agreement, which is actually being developed and/or commercialized by BMS and/or its Affiliates and/or sublicensees. BMS will provide timely notice, in good faith, of its [**] and/or its Affiliates' and sublicensees' activities toward the development, use and/or commercialization of [**] as well as the [**] under the Research Program that is [**] in lieu of such [**].


     3.6 Material Transfer. In order to facilitate the Research Program, either Party (a "Supplying Party") may provide to the other Party (a "Receiving Party") certain biological materials or chemical compounds (collectively, the "Substances") owned by or licensed to the Supplying Party (other than under this Agreement) and available for use by that Supplying Party in furtherance of the Research Program. Except as otherwise provided under this Agreement, all Substances delivered to the Receiving Party shall remain the sole property of the Supplying Party, shall be used only in furtherance of the Research Program and solely under the control of the Receiving Party, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the Supplying Party and shall not be used in research or testing involving human subjects. Because not all of their characteristics may be known, the Substances supplied under this
          Section 3.6 must be used with prudence and appropriate caution in any experimental work. THE SUBSTANCES ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE SUBSTANCES WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

     3.7 Liability. Each Party shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable to the gross negligent or willful acts or omissions, during


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          the term of the Research Program, of that Party or its Affiliates, and their respective directors, officers, employees and agents.

                                   ARTICLE 4

                          RESEARCH PROGRAM GOVERNANCE

     4.1 Joint Steering and Management Committee. 3DP and BMS agree to establish a Joint Steering and Management Committee (the "JSMC"), and shall each designate three members selected by their respective R&D management to form the JSMC. The chairperson of the JSMC shall be designated annually on an alternating basis between the Parties. The initial chairperson shall be selected by BMS. The Party not designating the chairperson shall designate one of its representative members as secretary to the JSMC for such year. Each Party may replace its representatives at any time, upon notice to the other Party. Any member of the JSMC may designate a substitute to attend and perform the functions of that member at any meeting of the JSMC. Each Party may, in its discretion, invite non-member representatives of such Party to attend meetings of the JSMC.

     4.2  Responsibilities of the JSMC.  The JSMC shall be responsible for:

          4.2.1 Adopting, reviewing and amending the Research Plan to implement the Research Program;

          4.2.2  Establishing the JRT;

          4.2.3  Monitoring the progress of research in the Research Program;

          4.2.4 Reviewing and approving initial Targets and any subsequent Target selection, and defining the Target Field for each such Target;

          4.2.5 Selecting of the technical criteria for nomination of a compound for ECN upon adoption of a Target for the Research Program, or as soon thereafter as practical;

          4.2.6  Directing the Chemical Optimization efforts;

          4.2.7 Agreeing on and adopting criteria for the designation of Initial Hits, Improved Hits, Program Lead Compounds and Pre-Clinical Lead Compounds;

          4.2.8  Selecting Improved Hits to be advanced to Stage II;

          4.2.9 Selecting Program Lead Compounds to be advanced for biological testing; and

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          4.2.10 Reviewing and approving publications and other public disclosures related to the subject matter of the Research Program.

     4.3 JSMC Meetings. During the Research Term, the JSMC shall meet in person or by teleconference on a calendar quarter basis (provided that at least two meetings per year shall be in person) or more frequently as necessary and as may be agreed upon, with each Party bearing all travel and related costs for its representatives. Thereafter, the JSMC shall meet on an ad hoc basis as needed to perform the responsibilities designated to the JSMC. In addition to periodic meetings, the members of the JSMC shall communicate regularly by electronic mail or facsimile, as deemed necessary or appropriate. Minutes of the meetings of the JSMC will be generated and circulated to its members within two weeks following the JSMC meeting

     4.4 JSMC Decision-Making Process. Each Party shall have one vote in all matters decided by the JSMC, and decisions by the JSMC shall be made by consensus. The Parties shall attempt to resolve any disagreement among members of the JSMC within the JSMC based on the efficient achievement of the objectives of this Agreement. Any disagreement that cannot be resolved by a majority vote of the JSMC shall be referred to the Chief Executive Officer of 3DP or a comparable position selected by 3DP from time to time, and the Senior Vice President of Early Discovery and Applied Technology for BMS, or a comparable position selected by BMS from time to time, for resolution as set forth below. It is the intent of the Parties to resolve issues through the JSMC whenever possible and to refer issues to the specified officers of 3DP and BMS only when resolution through the JSMC cannot be achieved. In the event that the specified officers of 3DP and BMS cannot reach agreement within fifteen (15) days after a matter is referred to them for resolution, then the specified officer of BMS shall make the decision; provided, however, with respect to matters governed by
          Section 4.5 of this Agreement, in the event that the specified officers of 3DP and BMS cannot reach agreement within fifteen (15) days after a matter is referred to them for resolution, the parties will enter into dispute resolution in accordance with Article 13 of this Agreement (it being agreed that the more formal dispute resolution required pursuant to Article 13 will be followed even though the personnel on the dispute resolution panel may be the same personnel required to make decisions under this Section 4.4).

     4.5 Allocation of FTEs to Screening and Development. In furtherance of the provisions of Article 2, the Parties acknowledge and agree that the JSMC's allocation of FTEs under the Research Program will change from time to time to meet the needs of the Research Program and will depend, in part, upon the Research Program's success in finding Pre-Clinical Lead Compounds and the timing of such success. It is the intent of the Parties to allocate the work being performed by the FTEs to allow for the performance of all Stages of the Research Program in a manner that is equitable to both Parties. Subject to the foregoing, the Parties agree that to the extent feasible and desired by 3DP, up to [**] of the Targets screened during the initial Research


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          Term that lead to Program Lead Compounds may be further optimized by 3DP to produce a Pre-Clinical Lead Compound.

     4.6 Minutes of Meetings. Within two (2) weeks after each JSMC meeting, the secretary of the JSMC shall prepare and distribute minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the JSMC. The secretary shall be responsible for circulation of all draft and final minutes. Draft minutes shall be first circulated to the chairperson, edited by the chairperson and then circulated in final draft form to all members of the JSMC sufficiently in advance of the next meeting to allow adequate review and comment prior to the meeting. Minutes shall be approved or disapproved, and revised as necessary, at the next meeting Final minutes shall be distributed to the members of the JSMC.

     4.7 Management of Matters Outside the Jurisdiction of the JSMC. Matters outside the scope of the Research Program and internal to each Party are not under the purview of the JSMC. Such matters include, but are not limited to the following: internal personnel policies and programs; budgeting, finance, commercial and marketing strategies; and business decisions. However, the Parties agree to communicate with each other promptly on those matters which, while outside the scope of the Research Program, nevertheless may reasonably be expected to influence the conduct or term of the Research Program or the intended commercialization of any Pre-Clinical Lead Compound(s).

                                   ARTICLE 5

                                FINANCIAL TERMS

     5.1 Technology Access Fee. BMS agrees to pay a nonrefundable technology access fee of [**] within thirty (30) days after the Effective Date.

     5.2  FTE Reimbursement Fees.

          5.2.1 BMS agrees to pay 3DP in advance, on a calendar quarterly basis for the staff allocated by 3DP for the services to be provided under this Agreement. Such research funding shall be payable by BMS to 3DP in four quarterly installments during the term of the Research Program within 30 days of the start of the calendar quarter. Any payment for a portion of a quarterly period shall be made on a pro rata basis.

          5.2.2 During the first six (6) months of the Research Term, BMS shall pay 3DP for [**] FTEs. During the second six months of the Research Term, BMS shall pay 3DP for [**] FTEs. During each of the second and third years of the Term, BMS shall pay 3DP for [**] FTEs. These services will be compensated by BMS at a rate of [**] per FTE per year.


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     5.3 Costs. Except as provided in this Section 5.3, or as may be agreed from time to time by the Parties in writing, 3DP and BMS will each bear all of its own expenses incurred in connection with the Research Program. Notwithstanding the foregoing, depending on the total number of Targets designated and the number of FTEs reasonably necessary to meet the objectives of this Agreement, BMS and 3DP shall negotiate in good faith with respect to the payment by BMS of additional compensation to 3DP in a form to be agreed upon by the Parties, such as a lump sum payment or quarterly support payments by BMS for additional FTEs at 3DP; provided that BMS shall not be obligated to fund any additional FTEs without BMS's prior written consent.

     5.4 Extended Term Fees. The level of reimbursement for FTEs in any Extended Research Term shall be negotiated in good faith by the Parties.

     5.5 Fees for Early Termination of the Research Program. If BMS terminates the Research Program without cause, pursuant to the provisions of
          Section 10.3, prior to the end of the Research Term, or prior to the end of any Extended Research Term, BMS agrees to pay to 3DP the balance of any financial support otherwise due for the initial Research Term, or fifty percent (50%) of the balance of any financial support otherwise due for the current Extended Research Term, as the case may be.

     5.6 Milestone Payments for Pre-Clinical Lead Compounds Developed by BMS from Improved Hits Discovered by 3DP and Further Developed by BMS. BMS shall pay 3DP the following milestones and royalty rate, in lieu of those provided in Section 5.7 or Section 5.8, on any Pre-Clinical Lead Compound developed by BMS from an Improved Hit discovered by 3DP and thereafter developed by BMS:

          5.6.1 Upon selection of such Pre-clinical Lead Compound (including being the subject of an ECN), [**];

          5.6.2  Upon submission of an IND, [**];

          5.6.3  Upon commencement of Phase III clinical trials, [**];

          5.6.4  Upon filing of a NDA, [**]; and

          5.6.5  A royalty rate of [**] of Net Sales.

     5.7 Milestone Payments for Pre-Clinical Lead Compounds Developed by BMS from Program Lead Compounds Discovered by 3DP. BMS shall pay 3DP the following milestones and royalty rate, in lieu of those provided in
          Section 5.6 or 5.8, on any Pre-Clinical Lead Compound developed by BMS from a Program Lead Compound identified by 3DP:


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          5.7.1 Upon selection of such Pre-clinical Lead Compound (including being the subject of an ECN), [**];

          5.7.2  Upon submission of an IND, [**];

          5.7.3  Upon commencement of Phase III clinical trials, [**];

          5.7.4  Upon filing of a NDA, [**]; and

          5.7.5  A royalty rate of [**] of Net Sales.

     5.8 Milestone Payments for Pre-Clinical Lead Compounds Developed by 3DP. BMS shall pay 3DP the following milestones and royalty rate, in lieu of those provided in Section 5.6 and 5.7 on any Pre-Clinical Lead Compound developed by 3DP:

          5.8.1 Upon selection of such Pre-Clinical Lead Compound, [**] for the first compound selected for activity against a specific Target, and [**] for each subsequent compound selected for activity against the same Target;

          5.8.2 Upon submission of an IND, [**] for the first compound selected for activity against a specific Target, and [**] for each subsequent compound selected for activity against the same Target;

          5.8.3 Upon commencement of Phase III clinical trials, [**] for the first compound selected for activity against a specific Target, and [**] for each subsequent compound selected for activity against the same Target;

          5.8.4 Upon filing of an NDA, [**] for the first compound selected for activity against a specific Target, and [**] for each subsequent compound selected for activity against the same Target; and

          5.8.5 A royalty rate of [**] of Net Sales on annual Net Sales up to and including [**] and [**] of Net Sales on annual Net Sales in excess of [**].

     5.9 Milestone Payment Credit. In the event that any milestone payment is made pursuant to Sections 5.6, 5.7 or 5.8 with respect to a Pre-Clinical Lead Compound selected for development (an "Original Compound"), where, after the payment of any such milestones, such development terminates and, at any time after such termination, a Back-up Compound is selected for development (a "Replacement Compound"), then BMS shall be entitled to a credit against milestone payments due with respect to the Replacement Compound, in the amount equal to all


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          milestone payments actually paid with respect to the Original Compound prior to termination of development of such Original Compound.

     5.10 Royalty Reduction in the Absence of Patent Protection. The royalty amounts set forth above shall be reduced by [**] on a country-by-country basis at any such time that there are no Patent Rights containing a Valid Claim with respect to the Active Compound which is an ingredient of such Licensed Product in such country.

     5.11 Royalty Period. The royalty payments set forth above shall be payable for each Licensed Product on a product-by-product and country-by-country basis from the time of First Commercial Sale of Licensed Product in such country until the later of: (a) ten (10) years from the time of First Commercial Sale of Licensed Product in such country; or (b) until the last-to-expire or -lapse of Patent Rights containing a Valid Claim with respect to the Active Compound which is an ingredient of such Licensed Product in such country.

     5.12 Royalty Conditions. The royalties under this Article 5 shall be subject to the following conditions:

          5.12.1 Only one royalty shall be due with respect to the same unit of Licensed Product; and

          5.12.2 No royalties shall be due upon the sale or other transfer among BMS, its Affiliates or licensees, but in such cases the royalty shall be due and calculated upon BMS's or its Affiliate's or licensee's Net Sales of Licensed Product to the first independent Third Party.

     5.13 Third Party Patent Rights. In the event that during the term of the royalty obligation for a Licensed Product under this Article 5, a Third Party shall control an issued patent or patents in any country covering the sale of a Licensed Product, and in the reasonable judgment of BMS, it would be impractical or impossible for BMS (or its Affiliates or licensees or sublicensees) to continue to sell the Licensed Product without obtaining a royalty bearing license from such Third Party, then, after giving 3DP notice and a reasonable opportunity to comment thereon, and after taking due consideration of 3DP's comments, BMS shall be entitled to a credit against the royalties due hereunder with respect to such country in an amount equal to [**] of the royalty paid to such Third Party, said credit not to exceed [**] of the royalty otherwise due under this Agreement, arising from the sale of the Licensed Product in said country. However, the foregoing royalty credit shall only be available when the total royalty obligation owed by BMS (or its Affiliates or licensees or sublicensees) to unaffiliated third parties exceeds [**] of Net Sales of Licensed Product.

     5.14 Mode of Payment. All payments to 3DP hereunder shall be made by wire transfer of United States Dollars in the requisite amount to such bank account as 3DP may from time to time

**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          designate by notice to BMS. Milestone payments shall be made within sixty (60) days of occurrence of the relevant milestone event and royalty payments for a given calendar quarter shall be made within sixty (60) days following the end of the calendar quarter. Payments shall be free and clear of any taxes (other than withholding and other taxes imposed on 3DP), fees or charges, to the extent applicable. For purposes of computing royalty payments for Net Sales made outside of the United States, such royalties shall be converted into U.S. Dollars, by applying the rate of exchange as used by BMS's global accounting system which reflects the average exchange rate for the applicable payment period.

     5.15 Records Retention. With respect to any products for which royalties are due pursuant to this Agreement, BMS and its Affiliates and any licensees or sublicensees shall keep records, for two years, of such Net Sales in sufficient detail to confirm the accuracy of the royalty calculations hereunder. At the request of 3DP, BMS shall permit an independent certified accountant of nationally recognized standing appointed by 3DP and reasonably acceptable to BMS, at reasonable times and upon reasonable notice, to examine these records solely to the extent necessary to verify such calculations. Such investigation shall be at the expense of 3DP unless it reveals a discrepancy in BMS's favor of more than ten percent, in which event it shall be at BMS's expense.

     5.16 Taxes. The Party receiving royalties and other payments under this Agreement shall pay any and all taxes levied on account of such payment. If any taxes are required to be withheld by the paying Party, it shall: (a) deduct such taxes from the remitting payment, (b) pay the taxes, in a timely manner, to the proper taxing authority, and (c) send proof of payment to the other Party and certify its receipt by the taxing authority within sixty (60) days following such payment.

                                   ARTICLE 6

                      OWNERSHIP; GRANT OF LICENSE RIGHTS

     6.1  Ownership of Libraries.

          6.1.1 3DP shall retain its ownership rights in the 3DP Probe Library and the Synthetically Accessible Library and shall have ownership rights as to BMS in any Focused Library developed by 3DP pursuant to this Agreement.

          6.1.2 Notwithstanding the provisions of Section 6.1.1, all Focused Library compounds shall be available to the Parties for research and development activities contemplated by the Research Program in the Field during the term of the Research Program.


           6.1.3 In the event that [**] based on [**] as part of the Research Program, BMS shall have [**] and shall have [**] in such compounds; however, BMS shall not [**] against the [**] pursuant to this Agreement.

**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     6.2 Ownership of Targets. BMS shall retain any proprietary rights BMS may have in any Targets BMS provides to 3DP pursuant to this agreement until [**] and 3DP shall have a right to use such Targets solely for the purpose of performing its obligations under the Research Program pursuant to the terms of this Agreement.

     6.3 Ownership of Initial Hits. 3DP shall retain any proprietary rights, title and interest in and appurtenant to the Initial Hits that it may have had; however, [**]. In order for the activities in Section 2.3 to be undertaken, the JSMC may review data produced in the course of the Research Program associated with such Initial Hits.

     6.4 Ownership of Improved Hits. 3DP shall retain any proprietary rights, title and interest in and appurtenant to the Improved Hits that it may have had provided, however, BMS shall have an exclusive, worldwide license, as to 3DP with the right to sublicense, to develop, make, have made, use, and commercialize Improved Hits against the specified Target of such Improved Hits. Such license and any sublicenses thereunder, shall terminate, and 3DP shall regain its original rights, when BMS ceases developing or commercializing any Improved Hit, Program Lead Compound or Pre-Clinical Lead Compound against its Target.

     6.5 Ownership of Program Lead Compounds and Pre-Clinical Lead Compounds. All right, title and interest in and appurtenant to each Program Lead Compound and each Pre-Clinical Lead Compound shall be owned, as to 3DP, by BMS; provided, however, that if a Program Lead Compound or a Pre-Clinical Lead Compound, as the case may be, is developed to its respective status by 3DP, then 3DP shall have ownership rights as to BMS, to such Program Lead Compound or such Pre-Clinical Lead Compound, and BMS shall have an exclusive, worldwide license, as to 3DP, with right to sublicense (subject to the provisions of Section 6.6.), to develop, make, have made, use, and commercialize such Program Lead Compound or such Pre-Clinical Lead Compound.

     6.6 Development of Compounds Not Selected for Stage II or for Stage III. In the event that [**] to negotiate in good faith with [**] on a Target-by-Target basis, [**] against the applicable Target, and commercialize such compound, including confidentiality, indemnification, diligence requirements, and [**] in connection with such rights, upon commercialization of a product containing such a compound.


     6.7 License to BMS under Patent Rights and Know-how. Subject to the other provisions of this Agreement, 3DP hereby grants to BMS such rights that it has to grant a worldwide, exclusive license, with right to sublicense, to develop, make, have made, use, sell, offer for sale, have sold, import and have imported Licensed Products, under any Patent Rights owned by 3DP that would otherwise be infringed by BMS but for this license, including Research Program Patent Rights, and under the Know-how developed by 3DP relating to the Licensed Products, including the Research Program Know-how.

     6.8 Rights of 3DP to Focused Library Compounds after Termination of the Research Program. After a period of [**] following termination of the Research Program, 3DP shall have the unencumbered right, as to BMS, to evaluate and/or develop compounds in any Focused Library that are not being developed by either Party pursuant to this Agreement. However, during the term of this Agreement as provided in Article 10, 3DP shall not have the right to evaluate and/or develop compounds in any Focused Library against any Target in respect of which BMS is developing, manufacturing or selling a Licensed Product under this Agreement.

                                   ARTICLE 7

                           CONFIDENTIAL INFORMATION

     7.1 Confidentiality Obligations. The Parties agree that, for the term of this Agreement and for ten (10) years thereafter, either Party (a "Receiving Party") that receives Confidential Information from the other Party (a "Disclosing Party") shall keep, and shall endeavor to ensure that its officers, directors and employees keep, confidential and shall not publish or otherwise disclose and shall not use for any purpose (except as expressly permitted hereunder) any Confidential Information furnished to it by its Disclosing Party pursuant to this Agreement (including without limitation, Know-how). The obligations of confidentiality and non-use set forth in this Section 7.1 shall also apply to biological material and chemical compounds and associated information (including, without limitation, Know-how) disclosed by one Party to the other prior to or during the Term; provided however, that such obligation of confidentiality and non-use shall not apply


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          to BMS with respect to compounds that are assigned to BMS or exclusively licensed to BMS by 3DP.

     7.2  Written Assurances and Permitted Uses of Confidential Information.

          7.2.1 Each Party shall inform its employees and consultants who perform substantial work on the Research Program, of the obligations of confidentiality specified in Section 7.1 and all such persons shall be bound by the terms of confidentiality set forth therein.

          7.2.2 The Receiving Party may disclose the Disclosing Party's Confidential Information to the extent the Receiving Party is compelled to disclose such information by a judicial or administrative authority of competent jurisdiction, including but not limited to submitting information to tax authorities or to comply with any discovery or similar request for production of documents in litigation or similar alternative dispute resolution proceedings, provided however, that in such case the Receiving Party shall give notice, in a timely fashion, to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy from said authority. In any event, the Receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

          7.2.3 To the extent it is reasonably necessary or appropriate to fulfill its obligations and exercising its rights under this Agreement, either Party may disclose Confidential Information to its Affiliates on a need-to-know basis on condition that such Affiliates agree to keep the Confidential Information confidential for the same time periods and to the same extent as such Party is required to keep the Confidential Information confidential under this Agreement.

          7.2.4 To the extent that it is reasonably necessary or appropriate to fulfill its obligations, either Party may disclose Confidential Information to the U.S. Patent and Trademark Office, the foreign counterparts thereof, in order to comply with the rules governing disclosure of material information during patent examination.

          7.2.5 The existence and the terms and conditions of this Agreement which the Parties have not specifically agreed to disclose pursuant to this Section 7.2 shall be treated by each Party as Confidential Information of the other Party.

     7.3 Permitted Disclosures for Business Development Purposes. Notwithstanding the foregoing, or any other provision in this Agreement to the contrary, 3DP may describe the financial terms of this Agreement in confidence, in connection with capital raising or financing activities; provided


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          however, that any such recipient of such Confidential Information shall agree in writing to keep such terms confidential for the same time periods and to the same extent as 3DP is required to keep Confidential Information confidential under this Agreement. Furthermore, BMS acknowledges that 3DP may be obligated to disclose terms of this Agreement and make public a copy of this Agreement in the event it files a registration statement with respect to its shares or it becomes a public company as required by applicable U.S. law; provided however, that the terms and this Agreement and the copy submitted to the applicable governmental agency shall be redacted such that the extent of any such disclosure shall be limited to that which in the opinion of 3DP's legal counsel is legally required to be disclosed.

     7.4 Notification. Both Parties recognize that each may wish to publish the results of their work relating to the Research Program. However, both Parties also recognize the importance of acquiring patent protection on Licensed Products. Consequently, neither Party shall make any publication relating to any Licensed Product until Phase II clinical trials with respect to such Licensed Product have commenced and, thereafter, any proposed publication by either Party shall comply with this Article 7. At least sixty (60) days before a manuscript is to be submitted to a publisher, the publishing Party will provide the JSMC with a copy of the manuscript. If the publishing Party wishes to make an oral presentation, it will provide the JSMC with a copy of the abstract (if one is submitted) at least sixty (60) days before it is to be submitted. The publishing Party will also provide to the JSMC a copy of the text of the presentation, including all slides, posters and any other visual aids, at least sixty (60) days before the presentation is made.

     7.5 Review of Proposed Publications. The JSMC will review the manuscript, abstract, text or any other material provided under Section 7.4 to determine if patentable subject matter is disclosed. The JSMC will notify the publishing Party within thirty (30) days of receipt of the proposed publication if the JSMC determines that patentable subject matter is or may be disclosed, or if the JSMC believes Confidential Information or proprietary information is or may be disclosed. If it is determined by the JSMC that patent applications should be filed, the publishing Party shall delay its publication or presentation for a period not to exceed 90 days from the JSMC's receipt of the proposed publication to allow time for the filing of patent applications covering patentable subject matter. In the event that the delay needed to complete the filing of any necessary patent application will exceed the ninety (90)-day period, the Parties will discuss the need for obtaining an extension of the publication delay beyond the ninety
          (90)-day period. If it is determined by the JSMC that confidential or proprietary information is being disclosed, the JSMC will consult to arrive at an agreement on mutually acceptable modifications to the proposed publication to avoid such disclosure. The publishing Party of any manuscript, text or oral presentation will acknowledge the other Party for its contribution to the material being published or presented and to the Research Program.


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   ARTICLE 8

                    PATENT RIGHTS AND INTELLECTUAL PROPERTY

     8.1 Title to Patent Rights. Subject to the other provisions of this Agreement, and any independent rights in others, the ownership of Research Program Patent Rights shall be determined in accordance with the principles of inventorship and ownership as prescribed by U.S. patent law. Thus, the Parties contemplate that Research Program Patent Rights may be jointly owned by both Parties or owned solely by one Party.

     8.2  Filing of Patent Applications and Expenses.

          8.2.1 BMS has the right but not the obligation to pursue and maintain Research Program Patent Rights that claim Licensed Products at its own cost.

          8.2.2 Where there is co-ownership of such Research Program Patent Rights, BMS shall regularly provide 3DP with copies of all patent office filings and other material submissions and correspondence with various patent offices, in sufficient time to allow for review and comment.

     8.3 Enforcement of Issued Patent Rights. If either Party considers that a Valid Claim of any of the issued Research Program Patent Rights claiming the manufacture, use or sale of Licensed Products is being infringed by a Third Party, it shall notify the other Party and provide it with any evidence of such infringement which is reasonably available. BMS shall have the right but not the obligation, at its own expense, to attempt to remove such infringement by commercially appropriate steps, including a lawsuit. If required by law, 3DP shall join such suit as a Party, at BMS's expense. In the event BMS fails to take commercially appropriate steps with respect to such infringement within six (6) months following notice of such infringement, 3DP shall have the right to do so at its expense, provided that BMS shall not be required to enforce such Research Program Patent Rights against more than one entity or in more than one country at any one time.

     8.4 Recovery of Damages. Any amounts recovered by BMS pursuant to Section 8.3, whether by settlement or judgment shall be reported as Net Sales for the purpose of calculating any applicable royalties to 3DP, after deduction of BMS's reasonable expenses in making such recovery. If 3DP enforces such Research Program Patent Rights pursuant to the provisions of Section 8.3, then 3DP shall retain any amounts recovered thereby.

     8.5 Assistance. The Party not enforcing the Research Program Patent Rights pursuant to Section 8.3, shall provide reasonable assistance to the other Party, including providing access to relevant

**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          documents and other evidence and making its employees available, subject to the enforcing Party's reimbursement of any out-of-pocket expenses incurred by the other Party.

     8.6 Third Party Patent Rights. If any warning letter or other notice of infringement is received by a Party, or action, suit or proceeding is brought against a Party alleging infringement of a patent of any Third Party in the manufacture, use or sale of a Licensed Product or in the conduct of the Research Program, the Parties shall promptly discuss and decide the best way to respond.

                                   ARTICLE 9

                                INDEMNIFICATION

     9.1 Indemnification by BMS. BMS shall indemnify, defend and hold 3DP and its agents, employees and directors (the "3DP Indemnitees") harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys' fees) arising out of Third Party claims or lawsuits related to (a) BMS's performance of its obligations under this Agreement; or (b) product liability for bodily injury and/or property damage related to BMS's development activities with compounds identified under the Research Program and/or with Licensed Products; or (c) the manufacture, use or sale of Licensed Products by BMS and its Affiliates, sublicensees, distributors and agents, except to the extent such claims or suits result from the breach of any of the provisions of this Agreement, gross negligence or willful misconduct of the 3DP Indemnitees. Upon the assertion of any such claim or suit, the 3DP Indemnitees shall promptly notify BMS thereof and shall permit BMS to assume direction and control of the defense of the claim (including the selection of counsel and the right to settle it at the sole discretion of BMS, provided that such settlement does not impose any material obligation on the 3DP Indemnitees), and shall cooperate as requested (at the expense of BMS) in the defense of the claim.

     9.2 Indemnification By 3DP. 3DP shall indemnify, defend and hold BMS and its agents, employees and directors (the "BMS Indemnitees") harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys' fees) arising out of Third Party claims or lawsuits related to 3DP's performance of its obligations under this Agreement, except to the extent that such claims or suits result from the breach of any of the provisions of this Agreement, gross negligence or willful misconduct of the BMS Indemnitees. Upon the assertion of any such claim or suit, the BMS Indemnitees shall promptly notify 3DP thereof and shall permit 3DP to assume direction and control of the defense of the claim (including the selection of counsel and the right to settle it at the sole discretion of 3DP, provided that such settlement does not impose any material obligation on the BMS Indemnitees), and shall cooperate as requested (at the expense of 3DP) in the defense of the claim.

**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                  ARTICLE 10

                             TERM AND TERMINATION

     10.1 Term of Research Program. The Research Program shall commence upon the Effective Date, and unless earlier terminated as provided herein, shall expire on the third anniversary of the Effective Date, subject to any extension thereto.

     10.2 Term of Agreement. This Agreement shall commence upon the Effective Date and shall terminate: (a) thirty (30) days after notice, in good faith, by one Party to the other Party, following the termination or expiration of the Research Term or any Extended Research Term, if no compound, which was identified as an Initial Hit, or at least one optimized or developed successor thereto, is being diligently optimized, developed, commercialized and/or sold by BMS or 3DP, or
           (b) upon the identification and commercialization of one or more Licensed Products, upon expiration of the royalty period, as to each Licensed Product in each country in the Territory, as provided in
           Section 5.11.

     10.3 Termination of the Research Program Without Cause. Subject to the provisions of Section 5.5, BMS may terminate the Research Program upon ninety (90)-days advance written notice during the Research Term or any Extended Research Term.

     10.4 Termination Due to Acquisition. During the Research Term or any Extended Research Term, if any major pharmaceutical company, which in the good faith determination of BMS, is a competitor of BMS closes on an acquisition of 3DP (whether through merger, consolidation or acquisition, directly or indirectly, of stock representing fifty percent (50%) or more of the outstanding voting stock or other equity securities of 3DP, sale of all or substantially all the assets of 3DP or otherwise), BMS may terminate the Research Program, but not the other provisions of this Agreement, effective thirty (30) days after written notice is transmitted to 3DP, its parent, successor, or the surviving or new entity, as the case may be, provided such notice shall not be sent until the actual closing date of such transaction. In such case, no termination fees shall be due, but BMS shall continue to fund the Research Program until the effective date of its termination.

     10.5 Breach. The failure by a Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give notice to have the default cured. If such default is not cured within sixty (60) days after the receipt of such notice, or diligent steps are not taken to cure if by its nature such default could not be cured within sixty (60) days, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies that may be available to it, to terminate the Research Program and/or this Agreement, provided, however, that such right to terminate shall be stayed in the event that, during such sixty (60)-day period, the Party alleged to have been in default


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

           shall have: (a) initiated arbitration in accordance with Article 13, below, with respect to the alleged default, and (b) diligently and in good faith cooperated in the prompt resolution of such arbitration proceedings.

     10.6 No Waiver. The right of a Party to terminate the Research Program and/or this Agreement, as provided in this Article 10, shall not be affected in any way by its waiver or failure to take action with respect to any prior default.

     10.7  Insolvency or Bankruptcy.

           10.7.1 Either Party may, in addition to any other remedies available by law or in equity, terminate the Research Program and/or this Agreement by written notice to the other Party in the event the latter Party shall have become insolvent or bankrupt, or shall have an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other Party, and any such event shall have continued for ninety (90) days undismissed, unbonded and undischarged.

          10.7.2 All rights and licenses granted under or pursuant to this Agreement by BMS or 3DP are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "Intellectual Property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto which is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be promptly delivered to them (a) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceedings elects to continue to perform all of their obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by a nonsubject Party.


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     10.8   Consequences of Termination of the Research Program.

            10.8.1 In the event of termination of the Research Program by BMS pursuant to the provisions of Sections 10.4, 10.5 and/or 10.7, 3DP shall (i) promptly transfer to BMS copies, whether in written or electronic form, of all data, reports, records and materials (including any Research Program Know-how) in 3DP's possession or control which relate to the Research Program; (ii) return to BMS all relevant records and materials, whether in written or electronic form, in 3DP's possession or control containing Confidential Information of BMS; and (iii) furnish to BMS all unused Substances provided to 3DP by BMS in connection with the Research Program. Thereafter, BMS shall have no further obligation to fund the Research Program, but the remainder of the Agreement shall remain in force and effect until expiration of the term of the Agreement, unless it is sooner terminated as provided in this Agreement.

           10.8.2 In the event of termination of the Research Program by 3DP pursuant to this Article 10, or if BMS terminates the Research Program pursuant to the provisions of Section 10.3, BMS shall (i) promptly transfer to 3DP copies, whether in written or electronic form, of all data, reports, records and materials (including any Research Program Know-how) in BMS's possession or control which relate to the Research Program; (ii) return to 3DP all relevant records and materials, whether in written or electronic form, in BMS's possession or control containing Confidential Information of 3DP; and (iii) furnish to 3DP all unused Substances provided to BMS by 3DP in connection with the Research Program. Thereafter, the remainder of the Agreement shall remain in force and effect until expiration of the term of the Agreement, unless it is sooner terminated as provided in this Agreement.

           10.8.3 Either Party's termination of the Research Program pursuant to Section 10.3, 10.4, 10.5 and/or 10.7 shall be without prejudice to, and shall not affect, any of the Parties' respective rights and obligations under this Agreement that do not specifically relate to the Research Program. Without limiting the generality of the foregoing, BMS's rights to exploit the Licensed Products under any Research Program Patent Rights and Research Program Know-how, if such licenses are in operation, in accordance with the terms of this Agreement, shall not be affected by any such termination.

      10.9 Consequences of Termination of this Agreement. Upon termination of this Agreement, all remaining records and materials in a Party's possession or control containing the other Party's Confidential Information and to which the former Party does not retain rights hereunder shall promptly be returned.

      10.10 Survival of Obligations. The termination or expiration of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          without prejudice to the rights of either Party against the other. The provisions of Section 3.7, Section 5.15, Section 5.16, Section 6.1 through 6.5, Article 7, Article 8, Article 9, Section 10.8, Section 12.7, Article 13 and Article 14 (except Section 14.7) shall survive any termination of this Agreement.

                                  ARTICLE 11

        DEVELOPMENT, REGULATORY AND COMMERCIALIZATION RESPONSIBILITIES

     11.1 BMS Responsibilities. BMS shall be responsible for all development, regulatory filings and related submissions that are made in connection with the commercialization of Licensed Products developed by BMS and all commercialization activities with respect to Licensed Products, and shall do so at BMS's sole discretion and expense.

     11.2 3DP Responsibilities. 3DP shall be responsible for all development, regulatory filings and related submissions that are made in connection with the commercialization of Licensed Products developed by 3DP, and all commercialization activities with respect to Licensed Products, and shall do so at 3DP's sole discretion and expense.

                                  ARTICLE 12

                        REPRESENTATIONS AND WARRANTIES

     12.1 Authority. Each Party represents and warrants that as of the Effective Date it has the full right, power and authority to enter into this Agreement and that this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms.

     12.2 Commercially Reasonable Efforts. Each Party represents and warrants that it will use good faith commercially reasonable and diligent efforts to perform its obligations under this Agreement and/or develop and to commercialize Licensed Products, consistent with sound business judgment.

     12.3 No Conflicts. Each Party represents and warrants that the execution, delivery and performance of this Agreement does not conflict with, or constitute a breach or default under any of its charter or organizational documents, any law, order, judgment or governmental rule or regulation applicable to it, or any material agreement, contract, commitment or instrument to which it is a party.

**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     12.4 No Existing Third Party Rights. Each Party represents and warrants that its obligations under this Agreement are not encumbered by any rights granted by such Party to any Third Parties that are or may be inconsistent with the rights and licenses granted in this Agreement

     12.5 Permitted Use of Targets. BMS represents and warrants that it has the legal right to use and permit 3DP to use all Targets provided to 3DP for Research Program activities under this Agreement.

     12.6 Continuing Representations. The representations and warranties of each Party contained in this Article 12 shall survive the execution and delivery of this Agreement and shall remain true and correct at all times during the Term with the same effect as if made on and as of such later date.

     12.7 Disclaimer of Warranties. 3DP MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE 3DP DISCOVERWORKS(R) TECHNOLOGY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN PARTICULAR, 3DP OFFERS NO REPRESENTATION OR WARRANTY THAT THE USE OF ALL OR ANY PART OF THE 3DP DISCOVERWORKS(R) TECHNOLOGY UNDER THIS AGREEMENT WILL RESULT IN THE DISCOVERY OR THE SUCCESSFUL COMMERCIALIZATION OF A LICENSED PRODUCT FOR USE AGAINST THE TARGET IN THE FIELD.

                                  ARTICLE 13

                              DISPUTE RESOLUTION

Any dispute concerning or arising out of this Agreement or concerning the existence or validity hereof shall be determined by the following procedure:

     13.1 Dispute Resolution Process. Both Parties understand and appreciate that their long term mutual interest will be best served by affecting a rapid and fair resolution of any claims or disputes which may arise out of services performed under this Agreement or from any dispute concerning the terms of this Agreement. Therefore, both Parties agree to use their best efforts to resolve all such disputes as rapidly as possible on a fair and equitable basis. Toward this end, both Parties agree to develop and follow a process for presenting, rapidly assessing, and settling claims on a fair and equitable basis that takes into account the precise subject and nature of the dispute.

     13.2 Dispute Resolution Panel. If any dispute or claim arising under this Agreement cannot be readily resolved by the Parties pursuant to the process described above, then the Parties agree to refer the matter to a panel consisting of the Chief Executive Officer of 3DP and the Senior Vice


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          President of Early Discovery and Applied Technology for BMS, or a comparable position selected by either Party from time to time, for review and a non-binding resolution. A copy of the terms of this Agreement, agreed upon facts (and areas of disagreement), and concise summary of the basis for each side's contentions will be provided to both such officers who shall review the same, confer and attempt to reach a mutual resolution of the issue.

     13.3 Arbitration. If the matter has not been resolved utilizing the foregoing process and the Parties are unwilling to accept the non-binding decision of the indicated panel, either or both Parties may elect to pursue definitive resolution through binding arbitration, which the Parties agree to accept in lieu of litigation or other legally available remedies (with the exception of injunctive relief where such relief is necessary to protect a Party from irreparable harm pending the outcome of any such arbitration proceeding). Binding arbitration shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators chosen in accordance with these Rules. As set forth in Section 14.15, this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to the conflicts of laws provisions of Delaware. The arbitration will be held in Wilmington, Delaware. Judgment upon the award rendered may be entered in any court having jurisdiction and the Parties hereby consent to the said jurisdiction and venue, and further irrevocably waive any objection which either Party may have now or hereafter to the laying of venue of any proceedings in said courts and to any claim that such proceedings have been brought in an inconvenient forum, and further irrevocably agree that a judgment or order in any such proceeding shall be conclusive and binding upon the Parties and may be enforced in the courts of any other jurisdiction.

                                  ARTICLE 14

                           MISCELLANEOUS PROVISIONS

     14.1 Entire Agreement. This Agreement, and the GPCR License and User Agreement, the DiscoverWorks(TM) Nonexclusive License and Purchase Agreement, the PERT Internal Use License and Option Agreement entered into simultaneously with this Agreement, and each of the Exhibits thereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter of this Agreement and cancels and supersedes any all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter.

     14.2 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     14.3 Binding Effect. This Agreement and the rights granted herein shall be binding upon and shall inure to the benefit of 3DP, BMS and their successors and permitted assigns.

     14.4 Assignment. Neither Party shall assign this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement without the prior written consent of the other Party in connection with the sale or transfer of substantially all of its assets that relate to this Agreement, or in the event of its merger or consolidation or change of control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

     14.5 No Implied Licenses. No rights to any other patents, Know-how or technical information, or other intellectual property rights, other than as explicitly identified herein, are granted or deemed granted by this Agreement. No right, expressed or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement.

     14.6 No Waiver. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

     14.7 Restrictions on Unsolicited Activities. BMS agrees that, during the Term of this Agreement, without the prior written consent of the board of directors of 3DP, neither BMS nor any of its Affiliates will (i) purchase, offer or agree to purchase, or announce an intention to purchase, directly or indirectly, any securities or assets of 3DP or its subsidiaries; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote or "consents" (as such terms are used in the rules and regulations of the Securities and Exchange Commission), or seek to advise or influence any person with respect to the voting of any voting securities of 3DP; (iii) initiate or support, directly or indirectly, any stockholder proposal with respect to 3DP; (iv) directly or indirectly make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving 3DP or its securities or assets or any subsidiary thereof, or of any successor to or person in control of 3DP or any of its businesses, or any assets of 3DP or any subsidiary or division thereof or of any such successor or controlling person; or (v) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in connection with any of the foregoing. Nothing contained in this
          Section 14.7 shall prohibit the ownership by BMS of up to 1% of any class of securities of 3DP which are registered pursuant to the Exchange Act; provided, however, that BMS hereby acknowledges that it is aware that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

    14.8 Force Majeure. The failure of a Party to perform any obligation under this Agreement by reason of acts of God, acts of governments, riots, wars, strikes, accidents or deficiencies in materials or transportation or other causes of a similar magnitude beyond its control shall not be deemed to be a breach of this Agreement.

    14.9 Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute 3DP or BMS as partners or joint venturers with respect to this Agreement. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement or undertaking with any Third Party.

    14.10 Notices and Deliveries. Any formal notices, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when it is received, whether delivered in person, transmitted by facsimile with contemporaneous confirmation, delivered by registered letter (or its equivalent) or delivered by overnight courier service (receipt required), to the Party to which it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Parties.

          If to BMS:


          Bristol-Myers Squibb Company
          Route 206 & Province Line Road
          P.O. Box 4000
          Princeton, New Jersey 08543
          ATTN: Vice President and Senior Counsel,
                Pharmaceutical Research Institute

          If to 3DP:                             with a copy to:

          3-Dimensional Pharmaceuticals, Inc.    Morgan, Lewis & Bockius LLP
          Eagleview Corporate Center             502 Carnegie Center
          665 Stockton Drive, Suite 104          Princeton, New Jersey 08540
          Exton, PA  10341
          ATTN: Chief Executive Officer          ATTN: Randall B. Sunberg, Esq.


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

    14.11 Public Announcements. The Parties shall consult with each other and reach mutual written agreement before making any public announcement concerning this Agreement or its subject matter. Notwithstanding the foregoing, the Parties may disclose the existence and general nature of this Agreement and may make disclosures for purposes of satisfying legal and regulatory requirements in accordance with Article 7; however, neither Party shall use the name of the other Party for promotional purposes.

    14.12 Headings. The captions to the sections and articles in this Agreement are not a part of this Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

    14.13 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, so long as the Agreement, taking into account said voided provision(s), continues to provide the Parties with the same practical economic benefits as the Agreement containing said voided provision(s) did on the Effective Date. If, after taking into account said voided provision(s), the Parties are unable to realize the practical economic benefit contemplated on the Effective Date, the Parties shall negotiate in good faith to amend this Agreement to reestablish the practical economic benefit provided the Parties on the Effective Date.

    14.14 No Consequential Damages. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH OR OTHER DAMAGES.

    14.15 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions.

    14.16 Advice of Counsel. BMS and 3DP have each consulted with counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

    14.17 Counterparts. This Agreement may be executed in counterparts, or facsimile versions, each of which shall be deemed to be an original, and both of which together shall be deemed to be one and the same agreement.


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written, each copy of which shall for all purposes be deemed to be an original.



3-DIMENSIONAL PHARMACEUTICALS, INC.            BRISTOL-MYERS SQUIBB COMPANY

By:  /s/ David C. U'Prichard                   By:   /s/ Marilyn Hartig

Name:  David C. U'Prichard, Ph.D.              Name:  Marilyn Hartig, Ph.D.

Title: Chief Executive Officer                 Title:  VP, External Sciences
                                                        & Technology

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT A

                      DIRECTED DIVERSITY(R) PATENT RIGHTS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Patent No.         Issue Date

   SKGF Ref.                         Title                        Serial           Filing       (if applicable)         (if
                                                                  Number            Date                             applicable)

-----------------------------------------------------------------------------------------------------------------------------------
 1503.0010000     System and Method of Automatically              08/306,915     09/16/94       5,463,564            10/31/95
                  Generating Chemical Compounds with Desired
                  Properties

-----------------------------------------------------------------------------------------------------------------------------------
 1503.0010001     System and Method  of Automatically             08/535,822     09/28/95       5,574,656            11/12/96
                  Generating Chemical Compounds with Desired
                  Properties

-----------------------------------------------------------------------------------------------------------------------------------
 1503.0010002     System and Method of Automatically              08/698,246     08/15/96       5,684,711            11/04/97
                  Generating Chemical Compounds with Desired
                  Properties

-----------------------------------------------------------------------------------------------------------------------------------
 1503.0010003     System, Method and Computer Program             08/904,737     08/01/97       5,901,069            05/04/99
                  Product for At Least Partially
                  Automatically Generating Chemical
                  Compounds with Desired Properties From a
                  List of Potential Chemical Compounds to
                  Synthesize

-----------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

-----------------------------------------------------------------------------------------------------------------------------------
 1503.001AU00     System and Method of Automatically              36280/95       09/11/95       688598               09/17/98
                  Generating Chemical Compounds with Desired
                  Properties

----------------------------------------------------------------------------------------------------------------------------------
 1503.001AU10     System and Method of Automatically              71886/98       01/12/98       710152               01/20/00
                  Generating Chemical Compounds with Desired
                  Properties

----------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

----------------------------------------------------------------------------------------------------------------------------------
 1503.001EP00     System and Method of Automatically              95933748.6     09/11/95       0781436              07/02/97
                  Generating Chemical Compounds with Desired                                    (Published)          (Publication
                  Properties                                                                                         date)

----------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

----------------------------------------------------------------------------------------------------------------------------------
 1503.001IL00     System and Method of Automatically              115292         09/14/95       115292               10/28/99
                  Generating Chemical Compounds with Desired
                  Properties

----------------------------------------------------------------------------------------------------------------------------------

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Patent No.         Issue Date

   SKGF Ref.                         Title                        Serial           Filing       (if applicable)         (if
                                                                  Number            Date                             applicable)

-----------------------------------------------------------------------------------------------------------------------------------
 1503.001IL10     Computer Based System and Method of             125017         06/19/98       125017               10/28/99
                  Automatically Generating Chemical Compounds

-----------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

-----------------------------------------------------------------------------------------------------------------------------------
 1503.001JP00     System and Method of Automatically              510247/1996    09/11/95       505832/1998          06/09/98
                  Generating Chemical Compounds with Desired                                    (Published)         (Publication
                  Properties                                                                                         date)

----------------------------------------------------------------------------------------------------------------------------------
 1503.001PC00     System and Method of Automatically              PCT/US95/      09/11/95       WO 96/08781          03/21/96
 (Now in Nat      Generating Chemical Compounds with Desired
 Phase)           Properties                                      11365                         (Published)         (Publication
                                                                                                                     date)

---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

 ---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]

---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

----------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

----------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Patent No.         Issue Date

   SKGF Ref.                         Title                        Serial           Filing       (if applicable)         (if
                                                                  Number            Date                             applicable)

-----------------------------------------------------------------------------------------------------------------------------------
 1503.020EP01     System, Method and Computer Program             97948320.3     11/04/97       0935784              08/18/99
                  Product for Identifying Chemical Compounds                                    (Published)          (Publication
                  Having Desired Properties                                                                          date)

----------------------------------------------------------------------------------------------------------------------------------
 1503.020EP02     System, Method, and Computer Program            97946679.4     11/04/97       0935789              08/18/99
                  Product for the Visualization and                                             (Published)          (Publication
                  Interactive Processing and Analysis of                                                              date)
                  Chemical Data

---------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 1503.020PC01     System, Method and Computer Program             PCT/US97/      11/04/97       WO 98/20437          05/14/98
 (Now in Nat      Product for Identifying Chemical Compounds      20918                         (Published)          (Publication
 Phase)           Having Desired Properties                                                                          date)

---------------------------------------------------------------------------------------------------------------------------------
 1503.020PC02     System, Method, and Computer Program            PCT/US97/      11/04/97       WO 98/20459          05/14/98
 (Now in Nat      Product for the Visualization and               20919                         (Published)          (Publication
 Phase)           Interactive Processing and Analysis of                                                             date)
                  Chemical Data

---------------------------------------------------------------------------------------------------------------------------------
 1503.020PC03     System, Method, and Computer Program            PCT/US99/      05/07/99       WO 99/57686          11/11/99
                  Product for Representing Proximity Data in      09963                         (Published)          (Publication
                  A Multi-dimensional Space                                                                          date)

----------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]


----------------------------------------------------------------------------------------------------------------------------------

Exhibit A

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT B

                          THERMOFLUOR(R)PATENT RIGHTS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Patent No.         Issue Date

   SKGF Ref.                         Title                        Serial           Filing       (if applicable)         (if
                                                                  Number            Date                             applicable)

-----------------------------------------------------------------------------------------------------------------------------------
 1503.0110001          Microplate Thermal Shift Assay for         08/853,464     05/09/97       6,020,141            02/01/00
                       Ligand Development and
                       Multi-variable Protein Chemistry
                       Optimization

---------------------------------------------------------------------------------------------------------------------------------
 1503.0110002          Microplate Thermal Shift Assay for         08/853,459     05/09/97       6,036,920            03/14/00
                       Ligand Development and
                       Multi-variable Protein Chemistry
                       Optimization

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

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 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]

--------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

--------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 1503.011EP03          Microplate Thermal Shift Assay and         97927628.4     05/09/97       0914608              05/12/99
                       Apparatus for Ligand Development                                         (Published)          (Publication
                       and Multi-variable Protein                                                                     date)
                       Chemistry Optimization

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Patent No.         Issue Date

   SKGF Ref.                         Title                        Serial           Filing       (if applicable)         (if
                                                                  Number            Date                             applicable)

-----------------------------------------------------------------------------------------------------------------------------------
 1503.011HU03          Microplate Thermal Shift Assay and         P9902418       05/09/97       P9902418             11/29/99
                       Apparatus for Ligand Development                                         (Published)          (Publication
                       and Multi-variable Protein                                                                    date)
                       Chemistry Optimization

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 1503.011PC03          Microplate Thermal Shift Assay and         PCT/US97/08    05/09/97       WO 97/42500          11/13/97
                       Apparatus for Ligand Development           154                           (Published)          (Publication
                       and Multi-variable Protein                                                                    date)
                       Chemistry Optimization

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]

---------------------------------------------------------------------------------------------------------------------------------
 1503.031PC01          High Throughput Method for                 PCT/US98/24    11/12/98       WO 99/24050          05/20/99
 (Now in Nat Phase)    Functionally Classifying Proteins          035                           (Published)          (Publication
                                                                                                                     date)

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT C

                             RESEARCH PLAN OUTLINE

  [**]






** This page and portions of the next page of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted pages have been filed separately with the Commission.

                                   Exhibit C

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** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                       40